UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 24, 2006

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Change in Base Salary

On April 24, 2006, the Compensation and Management Development Committee of the Board of Directors of Gap Inc. (the “Committee”) approved an increase in Cynthia Harriss’ base salary, as set forth on Exhibit 10.1 hereto.

Change in Performance Unit Awards

On March 13, 2006, the Committee named certain executive officers as participants eligible to earn cash and performance unit awards based on performance during the 2006 fiscal year, and established performance goals and target award percentages for each participant. The Company filed a Form 8-K with the Securities and Exchange Commission on March 17, 2006 describing this arrangement.

On April 24, 2006, the Committee approved revising the base target percentage (as a percentage of base salary) for the performance unit award component of this arrangement for Cynthia Harriss and Jenny Ming from 30% to 40%. The remaining terms of these performance unit awards, described below, have not changed.

The awards are payable under the Company’s Executive Management Incentive Cash Award Plan (“MICAP”) in performance units issued pursuant to the Company’s 1996 Stock Option and Award Plan. Ms Harriss’ award will be based 100% on the financial performance of Gap Inc.’s Gap North America division, and Ms. Ming’s award will be based 100% on the financial performance of Gap Inc.’s Old Navy division. The financial performance of each division will be based on the achievement of the following objective performance goals (each as defined in the Executive MICAP): 70% depends on the Earnings of the division; 20% depends on the Economic Profit of the division; and 10% depends on the MICAP Free Cash Flow of the division; provided that no performance unit award will be paid unless a threshold amount of Earnings of the division is achieved.

Actual performance unit awards payable to Ms. Harriss and Ms. Ming under the Executive MICAP can have a value that ranges from 0 to 80% (up to two times the base target percentage set forth above for each participant) of a participant’s base salary depending upon the extent to which the financial performance of the division meets, exceeds or is below target. In determining the number of performance units awarded to each participant, the value of each performance unit will equal the average of the high and low prices at which a share of the Company’s common stock traded on the date of award, rounded down to the nearest whole unit. Each performance unit award will be granted pursuant to a Stock Award Agreement and will be subject to vesting as determined by the Committee on the date of award.

Item 9.01.	Financial Statements and Exhibits

10.1	Summary of Changed Named Executive Officer Compensation Arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: April 28, 2006	By:	/s/ Byron H. Pollitt, Jr.
Byron H. Pollitt, Jr.
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Changed Named Executive Officer Compensation Arrangement

4